PART II — PRELIMINARY OFFERING CIRCULAR

As submitted to the Securities and Exchange Commission on June 13, 2022

Registration No. 024-11860

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

INVEX Ltd.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

Northwest Registered Agent, LLC

401 Ryland Street, Suite 200-A

Reno, NV 89502

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Northwest Registered Agent, LLC

401 Ryland St., Ste 200-A

Reno, NV 89502

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Matthew McMurdo, Esq.

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (917) 318-2865

3572	87-4264901
(SIC CODE)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR June 13, 2022, SUBJECT TO COMPLETION

INVEX Ltd.

Maximum Offering Amount: $20,000,000 by the Company

This is our initial public offering (the “Offering”) of securities of Invex Ltd., a Nevada corporation (the “Company”). We are offering a maximum of Two Million (2,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.0001 (the “Common Stock”) at an offering price of Ten Dollars ($10.00) per share (the “Shares”) on a “best efforts” basis. This Offering will terminate on the earlier of (i) April 18, 2023, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions	Proceeds to the Company*
Per Share	$10.00	$0.00	$10.00
Maximum Offering	$20,000,000	$0	$20,000,000

*	Does not include expenses of the Offering, including but not limited to, fees and expenses for marketing and advertising of the Offering, media expenses, fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $50,000.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

The date of this Offering Circular is June 13, 2022.

This Company:

☐	Has never conducted operations.
☒	Is in the development stage.
☒	Is currently conducting operations.
☐	Has shown a profit in the last fiscal year.
☐	Other (Specify): (Check at least one, as appropriate)

This offering has been registered for offer and sale in the following states: None

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively execute our business plan, including without limitation our ability to fully develop our App, business model, products and service offerings, and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings;

●	Our ability to compete, directly and indirectly, and succeed in the highly competitive cannabis industry;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Offering

Securities offered by us	Up to 2,000,000 shares of Common Stock.

Common Stock outstanding before the Offering	8,000,000 shares (based on number of shares outstanding as of December 13, 2021).

Common Stock outstanding after the Offering	10,000,000 shares (based on number of shares outstanding as of December 13, 2021).

Market for Common Stock	Our common stock is not yet quoted on any trading platform and there is no trading market.

Minimum Investment	$100

THE COMPANY

Our Business

Invex Ltd. (the “Company”) is a development stage enterprise that was incorporated, on December 10, 2021, under the laws of the State of Nevada.

The Company sells gift coins (each, a “Gift coin”), which are used to purchase certain products at a discount, much in the way a gift card currently acts. The founders of Gift coin have designed and built an integrated marketing/payment platform focused on monetizing the client base of both in-store and online gift cards as a “Gift coin.” The Company has an exclusive license from Cashme Ltd. to use a technology platform that allows the Company to create, use and track the Gift coins. The Company’s Gift coins platform App is stored and transacted on Amazon’s secure servers, utilizing a database housed therein in order to track activity. The Company does not rely on or use blockchain and the Gift coins are not crypto assets.

According to Yotpo:

●	60% of customers will tell friends and family about a brand they’re loyal to (Yotpo)

●	Nearly 9 out of 10 consumers professed loyalty to brands, with almost 25% saying they’re in fact more brand loyal this year versus last year (Yotpo)

●	90.2% of consumers consider themselves equally or more brand loyal compared to a year ago (Yotpo)

●	61.08% of consumers are loyalty to between 1-5 brands, 26.19% are loyal to between 6-10 brands, and 5.68% are loyal to between 11-20 brands (Yotpo)

●	When asked to define their brand loyalty, consumers overwhelmingly characterized it as repeat purchasing (67.8%), followed by love for the brand (39.5%) and then preferences despite price (37.7%) (Yotpo)

●	77.84% of consumers said the product inspires their loyalty to a brand, 62.96% said price, 26.14% said customer service, and 22.34% said a loyalty program (Yotpo)

●	Consumers that are loyal to a brand are more than willing to refer that brand (59%) to their friends and family, join their loyalty program (59%) and spend more (36%) (Yotpo)

●	In 2020, 54% of consumers are shopping more cost consciously and are likely to continue doing so (Accenture)

●	During the pandemic, 29% of shoppers increased purchase of budget brands, 10% increased purchase of midrange brands and 42% decreased purchase of premium brands (Accenture)

●	Before considering themselves loyal, shoppers need to buy from the same company five or more times (37%), three times (33%), four times (17%), and two times (12.4%) (Yotpo)

●	41% of consumers are more likely to do their holiday shopping with brands they love (Yotpo)

●	15% of consumers are more likely to buy from a brand when shopping for gifts if they are a part of the loyalty program (Yotpo)

Currently, gift cards, using existing systems and technologies only “touch” members when the member decides to go into the store. Gift coin’s vision is to change that. The Gift coin system includes both a sophisticated payment gateway and an Ad server allowing every client contact Gift coin to be turned into cash with discounts and save client money.

For the end user, Gift coins will eliminate the need to carry around multiple “Plastic” loyalty cards, focusing everything on a single application. For the client, large membership organizations (each an “LMO”), Gift coin could turn every user into a subscriber with who the LMO can maintain a close and continuous relationship even when the client is away from the stores.

The key features of the Gift coin include:

●	Free promotional virtual Gift coins – redeemable both via the app as a mobile purchase and in-store

●	Peer to Peer Gift coin exchange.

●	Location based promotions

●	Cross platform advertising

●	Mobile and Online payments

●	Full control by LMO of its client base.

The combination makes Gift coin a unique product. Its use could help LMO’s generate significantly increased revenues by providing a constant stream of incentives for users to engage with the LMO.

Our Office

Our principal executive office is located at 594 Coldstream Ave Toronto Ontario M6B 2L2 Canada.

Our Website - www.giftcoin.top

Intellectual Property

The Company has an exclusive license from Cashme Ltd. as described in Exhibit 10.1

Yigal Shusteri owns a 10% interest in Cashme Ltd.

How to Obtain our SEC Filings

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC’s website at www.sec.gov.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this private placement memorandum before deciding whether to invest in shares of Company’s Common Stock. If any of the following risks occur, our business, financial condition or operating results could be harmed. In that case, you may lose part or all of your investment. In the opinion of management, the risks discussed below represent the material risks known to the company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the investment of Common Stock. You should purchase our Common Stock only if you can afford a complete loss of your investment. Many of the Risk Factors below relate to Aqueous international Corporation, the Company’s wholly owned subsidiary and the operating entity of the Company. You should consider all the risks before buying Company’s Common Stock, which may include:

General Risks

The Company is an Emerging Growth Company

The Company is an “emerging growth company.” Investing in our Common Stock involves a high degree of risk.

●	We were recently formed, have no operating history and may not be able to operate our business successfully or generate sufficient cash flow to make or sustain distributions to our shareholders.

●	We may be unable to invest the proceeds of this offering on acceptable terms, or at all.

●	We are dependent on our key personnel for our success. The departure of any of our executive officers or key personnel could have a material adverse effect on our business.

●	Our growth depends on external sources of capital, which may not be available on favorable terms or at all.

●	Our future real estate investments will consist of primarily industrial properties suitable for cultivation and production of sustainable agriculture products and organic farming venues to include individual tiny homes made from reclaimed shipping containers and custom modular build outs of weekend homes. The company will also cultivate plant-based consumer products in the form of specialty herbs to be used as raw materials for the Company’s Nutritional Supplements. Our ability to grow our current nutritional line of supplements and develop new products may be dependent on consumer demand for organic nutritional products and organic weekend family farming.

●	Investors participating in this offering will incur immediate and substantial dilution.

We are dependent on the Cashme Ltd. technology and platform.

If the Cashme Ltd. technology was inferior or its platform failed, our business would be materially harmed. Also, if our license agreement were terminated, we would not have the technology to continue our business. Our substantial dependence on Cashme Ltd. could make our future prospects unstable. The Company’s Gift coins platform App is stored and transacted on Amazon’s secure servers, utilizing a database housed therein in order to track activity. The Company does not rely on or use blockchain and the Gift coins are not crypto assets.

Our shareholders may be diluted substantially.

Cashme Ltd. has a contractual right to obtain 90% control of the Company at any time which would materially dilute any current shareholders.

It is possible investors may lose their entire investment.

We will be reliant on the proceeds of this offering to expand our operations. We may not be successful in implementing our business strategy or that we will be successful in achieving our objectives. Our prospects for success must be considered in the context of a thinly capitalized company in a highly competitive market. As a result, investors may lose their entire investment.

Risks Related to Financing Our Business

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that these costs will be approximately $60,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our results of operations, cash flow and financial condition

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we intend to enter into the cultivation and production of sustainable agriculture. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired.

We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the state or federal regulatory environment relating to the sustainable agriculture industry, our own operating or financial performance or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to acquire properties for the use in the cultivation and production of sustainable agriculture. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all of the above factors and will also be affected by our future financial position, results of operations and cash flows. All of these events would have a material adverse effect on our business, financial condition, liquidity and results of operations.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

●	our cash flow may be insufficient to meet our required principal and interest payments;

●	we may be unable to borrow additional funds as needed or on favorable terms, or at all;

●	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

●	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

●	we may default on our obligations or violate restrictive covenants, in which case the lenders may accelerate these debt obligations; and

●	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Risks Related to Our Organization, Structure and Business

We are dependent on our key personnel for our success.

We will depend upon the efforts, experience, diligence, skill and network of business contacts of our senior management team; therefore, our success will depend on their continued service. The departure of any of our executive officers or key personnel could have a material adverse effect on our business. If any of our key personnel were to cease their employment, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

We believe our future success depends upon our senior management team’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Furthermore, we may retain independent contractors to provide various services for us, including administrative services, transfer agent services and professional services. Such contractors have no fiduciary duty to us and may not perform as expected or desired.

Our senior management team will manage our business portfolio subject to very broad investment or management guidelines and generally will not seek board approval for each investment or management decision.

Our senior management team has broad discretion over the use of proceeds from this offering, and you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this private placement memorandum or other periodic filings with the SEC. Furthermore, currently a substantial portion of the net proceeds of this offering is not specifically committed to any specific projects or business. We will rely on the senior management team’s ability to execute the business plan, subject to the oversight and approval of our board of directors. Our senior management team has limited experience in managing agricultural facilities. Accordingly, you should not purchase Common Stock of the Company unless you are willing to entrust all aspects of our day-to-day management to our senior management team.

Our board of directors may change our investment or operation objectives and strategies without shareholders’ consent.

Our board of directors determines our major policies, including with regard to financing, growth, debt capitalization, distributions and other material events. Our board of directors may amend or revise these and other policies without a vote of the shareholders. Under our Article of Incorporation and Bylaw, our directors generally have a right to vote only on the following matters:

●	the election or removal of director;

●	the amendment of our charter, except that our board of shareholders may amend our charter without shareholders’ approval to:

●	change our name;

●	change the name or other designation or the par value of the Common Stock;

●	increase or decrease the aggregate number of Common Stock that we have the authority to issue;

●	increase or decrease the number of our Common Stock that we have the authority to issue; and

●	effect certain reverse Common Stock splits;

●	our liquidation and dissolution; and

●	our being a party to a merger, consolidation, sale or other disposition of all or substantially all of our assets or statutory merger or acquisition.

All other matters are subject to the discretion of our board of directors.

The fact that we have generated operating losses in the past raises doubt about our ability to continue as a going concern.

The Company may generate operating losses. We may have to cover any shortfall in operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. The unpredictable economy in the United States and the volatile public or private equity markets may make it more difficult for us to raise capital as and when we need it, and it is difficult for us to assess the impact this might have on our operations or liquidity. If we cannot raise the funds that we require to continue our business operations, there is a substantial risk that our business will fail.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including shareholders of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

The failure to further refine the Gift coin technology and develop and introduce improved products could render Gift coins uncompetitive or obsolete and reduce its sales and market share.

The Company will need to invest significant financial resources in research and development to keep pace with technological advances in the digital shopping industry. However, research and development activities are inherently uncertain, and we could encounter practical difficulties in commercializing our research results. Significant expenditures on research and development may not produce corresponding benefits As a result, the Company’s services may be rendered obsolete by the technological advances of others, which could reduce our net sales and market share.

If sufficient demand for Gift coins does not develop or takes longer to develop than we anticipate, our net sales may flatten or decline, and we may be unable to achieve and then sustain profitability.

The digital shopping industry is extremely unpredictable, and the extent to which Gift coins will be widely adopted is uncertain. If Gift coins are not widely adopted or if demand for them fails to develop sufficiently, the Company may be unable to grow our business or generate sufficient net sales to achieve and then sustain profitability. In addition, demand for Gift coins in the targeted markets may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of demand for gift coins, including the following:

●	cost-savings compared to conventional discount products;

●	Performance, acceptance, and reliability of Gift coins;

●	Availability and acceptance by LMOs, retailers and mobile application users agreements with shops and marketing the mobile application to users

●	fluctuations in economic and market conditions that affect shopping and disposable income;

●	fluctuations in capital expenditures by shoppers, which tend to decrease when the economy slows and interest rates increase.

Our future success depends on the Company’s ability to add agreements with shops and marketing the mobile application to users.

Our future success depends on the Company’s ability to significantly add agreements with shops and marketing the mobile application to users. If we cannot do so, we may be unable to expand our business. Our ability to expand our loyalty program systems has many uncertainties, including the following:

●	the need to raise significant additional funds to market to these LMO and agreements with shops and marketing the mobile application to users

●	delays and cost overruns as a result of a number of factors, many of which may be beyond our control, such as our inability to secure successful contracts;

●	diversion of significant management attention and other resources; and

●	failure to execute our expansion plans effectively.

We are in competition with the companies offering the actual loyalty programs and Gift Cards, which may be better positioned or funded than we are.

All of the below competitors are in much better financial situations than we are and can market more easily:

●	Apple, Inc

●	Amazon.com, Inc.

●	Best Buy Company, Inc.

●	Starbucks Corporation

●	Target Corporation

●	Walmart Stores

●	QwickCilver Solutions

●	National Gift Card Corporation

●	InComm

●	Gyft

●	Edge Loyalty Systems Pty. Ltd.

●	Blackhawk Network Holdings Inc.

●	Edenred Group

●	The Up Group

If we do not raise sufficient funds for our marketing campaign, we may not reach the retailers and users needed for the sale of our Gift Coins.

The Company needs to engage with a minimum of 10,000 mobile users and 100 retailers in the first two years in order to be successful. The failure to do so could cause the Company to cease operations.

If we are unable to further increase the number of Gift coins our gross profit and gross margin could decrease.

If our customer base remains limited, our gross margins are too thin to continue operations.

If we will not reach massive users for Gift coin and shops to accept them we can be out of business.

Our business is fully reliant on engaging with a large amount of customers and retail shops. Without a significant amount of each, we would be forced to cease operations.

Risks Related to Our Stockholders and Purchasing Shares of Common Stock

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for quotation on the OTC Markets (“OTC”) following completion of this offering, we cannot assure you that a public market will ever develop. There is no guarantee that the Shares will ever be quoted on the OTC or any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in the Company. Additionally, the IPO offering price of $10.00 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

Your percentage of ownership may become diluted if we issue new Common Stock or other securities.

Our board of directors is authorized, without your approval, to cause us to issue additional Common Stock to raise capital through the issuance of Common Stock (including equity or debt securities convertible into Common Stock), and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our shareholders.

We have not voluntarily implemented various corporate governance measures.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight and the adoption of a Code of Ethics. Our Board of Directors expects to adopt a Code of Ethics at its next Board meeting. The Company has not adopted exchange-mandated corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal control over financial reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company’s internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

We have a large number of authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares will only eligible for quotation on the OTC Markets, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

i.	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

ii.	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

iii.	changes in market valuations of similar companies;

iv.	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

v.	variations in our quarterly operating results;

vi.	fluctuations in related commodities prices; and

vii.	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

We have never paid dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

THE OFFERING

REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A.” We are relying upon “Tier 1” of Regulation A, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A, we will be required to publicly file annual, semiannual, and current event reports with the Securities and Exchange Commission after the qualification of the offering statement of which this Offering Circular forms a part.

THE OFFERING

Issuer:	Invex Inc. (“INVEX”)

Shares Offered:	A maximum of Four Million (2,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Five Dollars ($10.00) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	8,000,000

Number of shares of Common Stock to be Outstanding after the Offering:	10,000,000 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	Ten Dollars ($10.00).

Maximum Offering:	Two Million (2,000,000) shares of our Common Stock (the “Maximum Offering”) by the Company, at an offering price of Five Dollars ($10.00) per share (the “Shares”), for total gross proceeds to the Company of Twenty Million Dollars ($20,000,000).

Use of Proceeds:

If we sell all of the Shares being offered, our net proceeds (after our estimated commissions, if any, but excluding our estimated Offering expenses) will be approximately $2,000,000. We will use these net proceeds for our operations, expenses associated with the marketing and advertising of the Offering, working capital, project build out of the resort and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

As of April 5, 2022, 8,000,000 shares of common stock, $.0001 par value per share, were issued and outstanding out of the 100,000,000 shares of common stock authorized.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $20,000,000 for the Company in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($20,000,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, INVEX would need $5,000,000 including capital raised in this offering. We anticipate to incur up to $50,000 in offering expenses, $60,000 in SEC reporting and compliance, and $500,000 to maintain our general and administrative functions over the next twelve months. If we don’t raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design, and operating and equipment may not be incurred or undertaken. While we anticipate incurring $50,000 total in offering expenses, it was paid from an investment by first 35 investors. While INVEX hopes to secure sufficient funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease our activities altogether

The following table sets forth the use of the proceeds from this offering:

If Maximum Amount Sold

Total Proceeds	$20,000,000

Less: Offering Expenses	$50,000
Company workers and general expanses	$1,000,000
Marketing	$5,000,000
Technology expenses	$2,000,000
Working Capital	$9,050,000

TOTAL	$20,000,000.00

The order of priority of the use of proceeds is as follows: Legal & Accounting, Marketing, and Technology expenses.

Note: After reviewing the portion of the offering allocated to the payment of offering expenses, and to the immediate payment to management and promoters of any fees, reimbursements, past salaries or similar payments, a potential investor should consider whether the remaining portion of his investment, which would be that part available for future development of the Company’s business and operations, would be adequate.

No assets are planned to be acquired from officers, directors, employees or principal stockholders of the Company or their associates.

Legal & Accounting fees will also be used to continue auditing our financials and keep in compliance with FINRA and the SEC.

The Company plans to build up its executive team, support staff and skilled labor with its Salaries & Operating budget.

As of January 15, 2022, the Company owed its officers $0.00 in unpaid wages.

The Company has sustained operating losses since inception, and it has been dependent upon limited private lending to provide enough working capital in order to finance its operations. Management believes that it can continue to raise debt and equity financing to support its operations. The Company’s ability to continue in existence is dependent upon developing additional sources of capital and/or achieving profitable operations.

The proceeds from this offering would satisfy the Company’s cash requirements for the next 12 months, if realized in full. There is no assurance that we will sell any of the Commitment Shares, if at all.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our product sales and marketing efforts, the amount of proceeds received from the exercise of the Warrants, and the amount of cash generated through our existing strategic collaborations and any additional strategic collaborations into which we may enter.

DETERMINATION OF OFFERING PRICE

The Company determined the market price arbitrarily.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

On April 5, 2022, there were an aggregate of 8,000,000 shares of Company Common Stock issued and outstanding.

Our net tangible book value as of April 5, 2022, was $(.00124375) per outstanding share of our Common Stock, based on 8,000,000 outstanding shares of Common Stock at April 5, 2022. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

If the maximum 2,000,000 new shares of Common Stock in this Offering at the public offering price of $10.00 per share, after deducting approximately $50,000 in maximum sales commissions and other offering expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $1.99 per share) as at April 5, 2022. This amount represents an immediate increase in pro forma net tangible book value of $10.00 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $8.01 per share to new investors purchasing shares of Common Stock in this Offering at a price of $10.00 per share.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $50,000:

Funding Level	$20,000,000	15,000,000	10,000,000
Offering Price	$10	$10	$10
Pro forma net tangible book value per Common Stock share before the Offering	$-0.00124375	$-0.00124375	$-0.00124375
Increase per common share attributable to investors in this Offering	$10	$10	$10
Pro forma net tangible book value per Common Stock share after the Offering	$1.99	$1.57	1.10
Dilution to investors	$8.01	$8.43	$8.90
Dilution as a percentage of Offering Price	80.06%	84.27%	88.96%

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $50,000), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid based on the price of $0.04 per share paid by existing stockholder and $10.00 per share paid by investors in this Offering.

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Shares Sold:
Existing stockholders	8,000,000	80%	$8,000	0.04%
New Investors	2,000,000	20%	$20,000,000	99.96%
Total	10,000,000	100%	$20,008,000	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Shares Sold:
Existing Stockholders	8,000,000	84%	$8,000	0.05%
New Investors	1,500,000	16%	$15,000,000	99.95%
Total	9,500,000	100%	$15,008,000	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Shares Sold:
Existing Stockholders	8,000,000	89%	$8,000	0.08%
New Investors	1,000,000	11%	$10,000,000	99.92%
Total	9,000,000	100%	$10,008,000	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Shares Sold:
Existing Stockholders	8,000,000	94%	$8,000	0.16%
New Investors	500,000	6%	$5,000,000	99.84%
Total	8,500,000	100%	$5,008,000	100%

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis and Results of Operations

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with financial statements of the Company from inception through December 31, 2021.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to INVEX or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in INVEX’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. INVEX disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

Summary of Results

The following table summarizes the results of our operations for the period from inception through December 31, 2021.

Statement of Operations

REVENUE	$0.00

OPERATING EXPENSES
Legal Fees	17,000.00
Audit and Accounting Fees	950.00
General and Administrative Expenses
Total Operating Expenses	17,950
Net Loss	$17,950
Basic and diluted weighted average common shares outstanding	8,000,000
Basic and diluted loss Per Share	$0.00

From inception through December 31, 2021

Revenues. The Company is a development stage company purposed to market and sell the Gift coins. The Company has yet to realize revenue from such operations.

Cost of Goods Sold. The Company remains in developmental stage and, in conjunction with not having any operational revenue, it has incurred no Cost of Goods and Services Sold.

General and Administrative expenses. General and administrative expenses for the period ended December 31, 2021 were $17,950.

Legal, Accounting, Transfer Agent, and Registration expenses. Legal, accounting, transfer agent, and registration expenses for the period ended December 31, 2021 were $17,950. Selling and marketing expenses for the period ended December 31, 2021 were $0.

Interest income. The Company made $0 in interest income in the period ended December 31, 2021.

Net Loss. For the foregoing reasons, our net loss was $17,950 for the period ended December 31, 2021.

Liquidity, Capital Resources and Plan of Operations

Going Concern

Our financial statements appearing elsewhere in this offering circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. From inception through December 31, 2021, the Company incurred net losses of $17,950. Initially, we intend to finance our operations through equity financings.

As of December 31, 2021, our cash and cash equivalents (immediately marketable securities) was $0. Unless we receive additional private financing or we receive a minimum of $4,000,000 from the proceeds of this Offering, we will not be able to conduct our planned operations. We estimate that if we receive a minimum of $4,000,000 from the proceeds of the sales to of this offering our existing capital resources will permit us to conduct our planned operations for only approximately 12 months following the date of this offering circular. Accordingly, our business plan is dependent on our raising sufficient proceeds from the sale of shares of Common Stock. In addition, we may have to raise additional interim capital from other private sources. There can be no assurance that such needed capital will be available or even if available that it will not be extremely dilutive to the Company’s shareholders.

Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

There are currently no external sources of liquidity outside of the potential of its Nutritional Health Supplements. The Company is relying on its officers and directors and upon this offering for capital for operations at this time.

Financings and Securities Offerings

From inception through December 31, 2021, we received a total of $17,950 in cash provided by financing activities and loans.

Investing Activities.

We had no such activities in the period ending December 31, 2021.

Since inception, our principal sources of operating funds have been proceeds from equity financing including the sale of our Common Stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Plan of Operation

Our principal business objective is to maximize shareholders returns through a combination of (1) distributions to our shareholders, (2) sustainable long-term growth in cash flows from sales and marketing of Gift coins, which we hope to pass on to shareholders in the form of distributions, (3) potential long-term appreciation in the value of our properties from capital gains upon future sale, or (4) other sustainable energy business opportunity which the Board of Directors determines to be beneficial to Company.

For the 12 months following the commencement of the offering the Company will focus on two areas of operations. These two core business activities will be the marketing of the Gift coins to potential customers and LMOs in the United States and Canada.

We plan to hire 5 to 10 employees for sales, marketing and software service in USA in the first year.

Contractual Obligations, Commitments and Contingencies

As of the date of this date there are none.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer’s fiscal year.

OUR BUSINESS

Company Background

Invex Inc. (the “Company”) is a development stage enterprise that was incorporated, on December 10, 2021, under the laws of the State of Nevada.

The Company sells gift coins (each, a “Gift coin”), which are used to purchase certain products at a discount, much in the way a gift card currently acts. The founders of Gift coin have designed and built an integrated marketing/payment platform focused on monetizing the client base of both in-store and online gift cards as a “Gift coin”

For the end user, Gift coins will eliminate the need to carry around multiple “Plastic” loyalty cards, focusing everything on a single application. For the clients, Gift coins could turn every user into a subscriber with who the LMO can maintain a close and continuous relationship even when the client is away from the stores.

The key features of the Gift coin include:

●	Free promotional virtual Gift coins – redeemable both via the app as a mobile purchase and in-store

●	Peer to Peer Gift coin exchange.

●	Location based promotions

●	Cross platform advertising

●	Mobile and Online payments

●	Full control by LMO of its client base.

The combination makes Gift coin a unique product. Its use could help LMO’s generate significantly increased revenues by providing a constant stream of incentives for users to engage with the LMO. After several years of work, development of the platform is almost complete. Gift coin will be launched commercially in Q1 2022.

The Gift coin system will be marketed to LMOs either as an add-on or replacement for any existing loyalty club program systems. It will be supplied as an eWallet that clients could deploy quickly and easily, with short time to market and minimum customization. End users would download the free mobile application and could immediately enjoy the benefits of the system.

Gift coin revenues will be derived from the following sources:

a)	Annual fees of $60 per end user.

b)	The Company will manage the advertising system and receive an expected $30 per user per year.

Over the next five years the aim is to establish Gift coin as the leading discount club platform.

We will try to continue to enhance the product and develop a succession of new features designed to optimize the user experience and drive increasing revenues, with strong viral marketing and rapid acceleration of client HMOs and users.

Additionally, Invex plans to offer software development and services for related products and services. Invex specializes in software for Gift coin applications commissioned for specific clients.

Gift coin Platform

Gift coin is an integrated marketing/payment platform focused on monetizing the client base of both in-store and online LMOs. The Company’s Gift coins platform App is stored and transacted on Amazon’s secure servers, utilizing a database housed therein in order to track activity. The Company does not rely on or use blockchain and the Gift coins are not crypto assets.

The Gift coin system includes both a sophisticated Payment Gateway and an Ad server allowing every client contact point to be turned into cash.

Integrating with existing loyalty club systems should allow Gift coins to expand the Company’s reach to its users via a mobile application and will enable the user to create virtual Gift cards. The application is structured on top of a Mobile Wallet technology enabling the creation of peer to peer transfers of Gift Cards and Club bonus points.

Using existing systems and technologies LMOs “touch” their members only when the member decides to go into the store. The Company’s vision is to change that.

For the end user, Gift coins will eliminate the need to carry around multiple “Plastic” loyalty cards, focusing everything on a single application. For the client, LMOs, Gift coin could turn every user into a subscriber with who the LMO can maintain a close and continuous relationship even when the client is away from the stores.

The key features of Gift coin include:

1.	Free promotional virtual Gift coins, redeemable both via the app as a mobile purchase and in-store.

2.	Peer to Peer gift card exchange, enabling users to exchange and trade gift cards, either disposing of unwanted cards or acquiring cards for other stores.

3.	Location based promotions, targeting users according to their proximity to the store.

4.	Cross platform advertising with promotion between users of different loyalty programs.

5.	White label capabilities, enabling stores and others to easily set up and manage loyalty programs and enable their users to enjoy all the possible benefits.

6.	Mobile and Online payments, enabling users to pay conveniently and with complete security.

7.	Full control by an LMO of its client base, providing multiple ways for the store to generate incremental revenues.

The combination makes Gift coins a unique product. Its use could help LMO’s generate significantly increased revenues by providing a constant stream of incentives for users to engage with the HMO.

Architecture

The Gift coin platform comprises the integration of three specific components:

Payment Gateway - Facilitating secure credit card payments and money transfers.

Advertising System - Tools to source and publish adverts to users on the platform.

Integration Software - Dealing with the complete management of the system.

The payment gateway incorporates both an E-commerce solution and a user management sub system. The combination between the two systems enables a reduction in both processing and development costs.

The gateway incorporates four principal products:

a)	Merchant Development Center - a website that allows merchants to configure their service configuration. It also includes all the documents and other information and resources required for merchant side developers to integrate into the system. The documentation is updated on the fly per merchant by the services configuration it has. This interface also allows clients to change their integration security token which is a long system randomized value use to calculate SHA256 and MD5 authentication signatures as security standards including PCI, as defined by ISO standards.

b)	Merchant Control Panel - website that allows merchants to view their account balance and manage their account. This subsystem incorporates a master / child user security model that allows merchants to create sub accounts and control their specific permissions for the master account. With this interface the merchant can response to retrieval request notifications, ask to wire money from his internal account to outer bank account and ask for refunds on behalf of his clients. He can also see communication and other various logs of his account.

c)	Clearing System - multi threaded system to deliver fast response times. The subsystem has a Multi-processor support with plug-in architecture, which could be extended to support processing banks with different transport protocols, each can optionally be packed in a separate dynamic link library. This system accepts input from any internet API The service also allows fetching transaction data by merchants to incorporate stronger integration to merchant’s system.

d)	Partner Control Panel - allows partners and affiliates to view the account balance of their merchants. It also allows them to view their fees and browse their previous settlements. Cashme Ltd. holds a balanced account in the system, they can login and see their virtual account any time. Each merchant can be referenced to up to 2 partners. The affiliate subsystem allows you to set partner fees to different events in the transaction processing cycle per merchant or per payment method. All these fees are eventually summed to produce the partner settlement.

Competitors

Gyft - Free application allowing users to manage, save, redeem, and buy gift cards in one location. Gifts cards are loaded and when at the cash register, flash your phone at the cashier instead of swiping. The application keeps track of all your cards and their balances. Gyft also has a loyalty program to reward you for shopping within the application for gift cards. Unwanted gift cards can be passed on to a friend.

GoWallet - Similar to Gyft. Gift cards are scanned using the QR code instead of typing in the number like Gyft requires, otherwise the application works the same. Users can “opt-in” to learn about special offers and discounts related to the cards to earn more value.

Tango Card - Allows storing existing cards in the application’s mobile wallet, also purchase and redeem “Tango Cards” which is like a gift card that can be used toward a multitude of retailers, merchants, or even charitable giving. Local redemption is available as well through participating neighborhood businesses and restaurants, or users can donate some or all of their value to one of several charities.

Mobile Wallet Market

The mobile wallet market is quite crowded with several players vying for users:

a)	In 2011 Google introduced Google Wallet, a mobile app that lets consumers transfer money, redeem coupons or pay for purchases with a tap of their smartphones. Consumers can also store their credit, debit and retail loyalty cards as well as other information in the app.

b)	In 2013 AT&T, Verizon Wireless and T-Mobile launched a mobile wallet called Isis. PayPal has also rolled out a digital wallet. Amazon is testing Amazon Wallet now, and Apple has also become an important player.

c)	In parallel, there are several others including Venmo, LevelUp and Loop.

According to Allied Market Research, the global mobile wallet market is expected to reach $20 billion in 2022.

However, these rates of growth will only be achieved by overcoming these consumer concerns:

a)	Security & Privacy - according to PricewaterhouseCoopers (PwC) people trust storing their loyalty cards and discount coupons in a mobile wallet, but are less willing when it comes to money or digital house keys. Their main concerns are theft and loss of access, such as when their phone loses battery power or hits a technical glitch. They also do not want their mobile carriers knowing what they are doing with their funds.

b)	Compatibility - there are currently many barriers. For example, Android smartphones work with point-of-sale terminals enabled with so-called near field communication (NFC) technology for one-tap purchases. However Apple’s iPhone does not support NFC as yet. Also, most mobile wallets work only with some merchants but not others, making them inconvenient to use, as the consumer must still have his physical wallet with him, defeating the object of the exercise. PwC found that most consumers would be willing to use mobile wallets only if at least 75% of retailers, hospitals and other relevant entities accepted them.

Summary

Gift coin can be differentiated from other players in the market based on the compelling advantages offered to both merchants and users:

A.	Gift coin is the only one converting your gift card to virtual currency and allowing you to transfer the credit from one card to another.

B.	Gift coin is based on “Social gifting” allowing friends to treat each other with a gift card they actually want, using the app.

C.	Allows merchants to get to know their clients better and push relevant deals to the right users. This gives the merchants additional advisement space to reach their memberships owners and provides merchant with additional exposer to reach more new subscribers.

Vision

The vision is that the Gift coin will become a leading provider of software for the eWallet, Membership/Loyalty Program sector, enabling merchants to optimize relationships with their customers and for users to enjoy a series of compelling benefits.

The current status is as follows:

a)	Extensive market research has been carried highlighting the gaps in the market today and the need/opportunity to provide a much improved and enhanced user experience.

b)	A strong technology team has been assembled with a proven understanding of the market and the ability to develop and deliver the necessary solution in a short time and at minimum cost.

c)	Design and development of the first generation product is expected to be completed by Q2 2022. All the components have been identified and there are no critical technology barriers remaining to be overcome.

Strategy

Following completion of the development program, the Company will seek to build up a customer base including retailers and other LMOs, and target big chains with a large customers base.

The prime target market is the United States and Canada, due to the large number of potential target customers and the relatively well developed status of the Loyalty Program sector.

The specific strategies will include:

a)	Customers – approaching customers either directly or through system integrators or other intermediaries. A series of Country Managers will be responsible for establishing marketing channels in each territory. The emphasis will be on the gift card as the key differentiator of the Gift coin offering.

b)	Development – maintaining the resources to continue product development, including enhancements (new features) which meet customer needs and changing industry standards.

Business & Revenue Model

The Gift coin system will be supplied as a white label product, enabling each LMO to customize the look and feel and other parameters.

At this stage, in order to accelerate market penetration, the revenues will be derived from:

a)	Set Up Fee – varying according to the size of the customer from $2,500 (small) to $10,000 (large).

b)	Annual Fee per User – currently $6 each.

c)	Advertising Revenues – The Company will manage the advertising system. Its gross advertising revenues is currently expected at $2.50 per user per year.

Operating Structure

To support its operations, the Company’s infrastructure will include:

a)	Development – team to work on continuing enhancements to the system with the introduction of new customer features.

b)	Marketing Team – working to raise awareness of the system and generally promote it using the full range of available media.

c)	Sales – establishing a network of Country Manager each responsible for business development in their designated territories.

d)	Back Office – administration and financial control.

Marketing Strategy

Towards the end of the development period Gift coin will look to set up pilots, probably in Canada, with up to four retailers. The aim will be to generally test the concept and ensure the smooth operation of the system in order to provide a Proof of Concept that can be used to drive other markets.

In selected markets, the Company will recruit Country Managers who will be responsible for developing business in their specific territories. This may be on a national, regional or state level. Suitable candidates are likely to include:

a)	Software suppliers targeting the same customer base.

b)	Business people with strong established contacts with major retailers and other target customers.

c)	Advertising companies which will see representation and distribution of Gift coin as an attractive way of generating additional revenues.

The use of gift cards will be the central theme of the marketing message. It will also be important to emphasize that Gift coins will enable retailers to generate significant additional revenues and without any need to change procedures at the point of sale.

The efforts of the Country Managers will be supported by an active public relations campaign raising awareness of Gift coins throughout the target markets.

Features

Multiple Currencies - More than 20 currencies are currently supported by the system, the currency conversion is done instantly and accurately.

Payment Solutions have been deployed with third party providers and by using their services supported over 42 payment solutions.

Multiple Banks - Capable of integrating with multiple banks, enabling clients and their merchants a wider selection of payment solutions.

The Ad server is based on a free open source ad serving system that enables publishers, ad networks and advertisers to:

●	Serve ads on websites, in apps, and in video players, and collect detailed statistics about impressions, clicks and conversions.

●	Manage campaigns for multiple advertisers and from ad networks all at once, via an easy to use interface.

●	Define rules for delivery of campaigns and ads, including frequency capping, URL targeting and geo-targeting.

●	Track and report campaign performance, including click-through rates, conversion rates, revenue, eCPM and conversion details, like basket value and number of items purchased.

Market Background

Based on its combined functionality Gift coin sits at the junction of at least three fast growing markets:

a)	Loyalty Programs

b)	Gift Cards

c)	Mobile Wallet.

Important information regarding these markets is discussed in the sections which follow.

According to Colloguy, Loyalty Program memberships are showing strong growth rates. They estimate that there were 2.647 billion loyalty program memberships in 2021 in the US, representing 26.7% growth from 2.089 billion in 2024.

However, due to healthy growth in memberships (at a compound annual rate of 8.7% since 2000), the proportion of memberships that are active appears to be sliding.

As the number of large-scale loyalty programs has grown, their consumer engagement has declined by as much as 30% in the last five years. In 2012, 44% of memberships could be classified as active, meaning that members had engaged at least once in the previous 12 months. That’s down from 46% in 2010, and reverses what had been a trend towards increased activity.

It is important to note that:

●	The financial services industry boasted the largest amount of loyalty program members at 548.3 million, up 28% from 2010.

●	Airlines (+14% to 371.2 million) and specialty stores (+26% to 360.5 million) are also seeing strong participation and growth rates.

●	The number of grocery loyalty program members actually dropped by 1% between 2010 and 2012 to 172.4 million.

●	The retail sector accounted for 39% of total program memberships, followed by the travel and hospitality (31%) and financial services (21%) sectors. Neither changed share by more than 1% point from 2010.

Sensing weakness in incumbents and the fragmentation of retail loyalty, dozens of startups aimed at transforming the industry have entered the market in the last decade but with mixed results. Companies like CardStar and Punchd tried to rationalize retail loyalty cards (and were acquired on the cheap). Innovators like TopGuest strained to bring a social layer to loyalty but have stalled after promising early tests. Others like points.com continue to chip away at the walled garden of major programs with frustratingly minimal traction.

Major programs like those for American Airlines or Starwood Hotels make money by selling their points to other institutions, mostly their affiliated credit card issuers. These partners purchase billions of dollars-worth of points each year, giving them away to incentivize consumer behavior.

In the last three years, through gamification, loyalty is being reimagined not by challenging existing providers but by radically growing the market. Between them several fierce competitors have lowered the cost of running a loyalty program by over 75% and raised consumer engagement from 30% to 100% for several thousand companies they have recruited. Success has been achieved by merging the best ideas from games and loyalty, rethinking three core concepts that are highly disruptive: earn and burn, metrics/attribution and social promotion.

Loyalty is in for both massive growth and disintermediation led by gamification startups. Instead of just thinking about loyalty when you travel, or not even thinking about it at all when you swipe your credit card, this new breed of gamified loyalty looks to engage consumers everywhere — when they read, surf, shop, dine, and socialize.

Historic & Future Outlook

The global Gift Card market is expected to grow by $ 656.02 bn during 2021-2025, decelerating at a CAGR of 12.48% during the forecast period according to ReportLinker.com (https://www.reportlinker.com/p05445333/?utm_source=GNW)

The gift card market is segmented as below:

By Type

●	E-gift cards
●	Physical gift cards

By Geographical Landscape

●	North America
●	Europe
●	APAC
●	MEA
●	South America

Gifting cultures seem to be one of the prime reasons driving the gift card market growth during the next few years. Besides using gift cards for gifting purposes, purchase of gift cards for self-use is also prominent across regions. This factor is projected to play a key role in driving demand for gift cards over the coming years. Price-conscious consumers are the ones who are highly attracted toward such offerings. These consumers have played a significant role in driving gift card sales through self-adoption. As per a study conducted by Blackhawk Network to consumer usage patterns of gift cards, more than half of the respondents revealed that they prefer buying gift cards for self-use if it offered a discount.

Market Study

●	The dynamic nature of consumer purchasing patterns is likely to positively impact sales of gift card over the coming years.

●	Dematerialized gift cards are expected to reflect a positive growth outlook over the coming years. Factors such as growing digital penetration and seamless process of e-gifting are likely to encourage the adoption of e-gifting over plastic cards.

●	Amid the COVID-19 outbreak, rapid penetration of remote working culture helped virtual gifting gain more popularity.

●	In case of card type, restaurant closed loop cards hold a noteworthy share. Increasing gift card offerings by restaurant aggregators have played an important role in facilitating category growth.

●	As per regional analysis, North America and Europe together hold a notable share in the market. However, East Asia and South Asia are expected to reflect high growth as penetration of restaurant chains, retail chains, departmental stores, etc., is likely to grow during the period of forecast.

●	Though online sales are growing, offline sales channels are expected to hold a high market share of more than 75% in next 5 years.

Business-to-Business Gift Card Sales

The commercial sector today seems to increasingly considers offering employee benefits and rewards for motivation and retention. Following the footsteps of many transnational and multinational companies, even small-scale and medium-scale commercial establishments are slowly switching to gift cards over materialistic gifts. This change is projected to play a key role in facilitating growth in the adoption of gift cards over the coming years.

In light of the growing potential of gift cards in the commercial sector, many B2B players seem to now be focused on further enhancing their penetration in employee benefits and rewards solutions. Such efforts to capitalize on existing demand in the B2B sector is projected to play a key role in facilitating increased demand for gift cards over the coming years.

Persistence Market Research released a new market research on the gift card market, covering global industry analysis of 2016-2020 and forecasts for 2021–2031. The market study reveals compelling insights on the basis of merchant type (restaurants, department stores, grocery stores, supermarkets/hypermarkets, discount stores, coffee shops, entertainment, salons/spas, book stores, home décor stores, gas stations, Visa/Master Card, and American express Gift Card, and others), type (universal accepted open loop, restaurant closed loop, retail closed loop, miscellaneous closed loop, and e-Gifting), end user (business and individuals), price range [high (above 400US$), medium (200 - 400US$), and low (0-200US$)], and sales channel (online and offline), across seven major regions of the world.

Market Dynamics and Trends

The global gift card market has observed a substantial growth in the past few years, and is expected to proliferate in the coming next 5 years. This is attributed to increasing consumer preferences to go-digital, increasing purchase of gift-cards from various online-retailers for gifting purposes, and growing trend of corporate gift-cards to reward the employees for their contributions and achievements.

Furthermore, higher penetration of m-commerce and e-commerce businesses, increasing adoption of IoT technologies at the domestic, commercial, and industrial front, are expected to propel the growth of the gift card market throughout the forecast period.

However, the limited validity of gift cards, redemption at specific premises, fees associated with transactions, and security concerns, are the limiting factors expected to hamper the growth of the gift card market during the forecast period.

On the contrary, rewards in the form of loyalty points, vouchers, or schemes offered by key players to maintain their position in the highly competitive gift card market, as well as increasing penetration of gift cards as promotional tool, specifically by the banking & finance sector, are the factors paving the way for several lucrative opportunities in the global gift card market.

Market Segmentations

The global gift card market share has been analyzed based on product, end user, and geography.

Based on product, the gift card market is segmented into universal accepted open loop, e-gifting, restaurant closed loop, retail closed loop, and miscellaneous closed loop. Based on end user, the gift card market is divided into retail and corporate institutions. Geographic breakdown and analysis of each of the previously mentioned segments include regions comprising North America, Europe, Asia-Pacific, and RoW.

Geographical Analysis

North America demonstrates a developed market, and is expected to maintain its dominance in the global gift card market, throughout the forecast period, accounting for the highest market share. This is attributed to the presence of advanced telecommunication networks, key market players and well-established hospitality infrastructures in this region.

Key report benefits:

●	The gift card market report provides the quantitative analysis of the current market and estimations through 2020-2030 that assists in identifying the prevailing market opportunities to capitalize on.

●	The study comprises a deep dive analysis of the gift card market trend including the current and future trends for depicting the prevalent investment pockets in the market.

●	The report provides detailed information related to key drivers, restraints and opportunities and their impact on the gift card market.

●	The report incorporates competitive analysis of the market players along with their market share in the global gift card market.

●	Value chain analysis in the global gift card market study provides a clear picture of the stakeholders’ roles.

Discount coupons are a tried-and-true promotion method, and the Internet includes many couponing sites, with Groupon probably the best known. The online coupon market in North America stands at $4 billion each year, and the total coupon market is somewhere around $28 billion, indicating that in-store coupons still account for the majority of the industry’s revenues.

There is no doubt that both online and in-store coupons help vendors to generate incremental revenues, based on the principle that the initial introduction at a discount to the merchant will be followed by repeat purchases or that by drawing the customer into the store other full price purchases will follow. In some cases it is simply a way of monetizing time and products that might otherwise go unused/unsold.

It must be emphasized that the discount, together with the coupon vendor’s charges, leave the vendor with relatively little profit.

The Gift cards market exceeded $124 billion in 2014, 5% up on 2013, according to CEB TowerGroup. The market is maturing and showing slower rates of growth. E-gifting, the industry’s next innovation, has yet to break out of its niche category, although its long-term prospects remain promising as mobile payments become more mainstream.

E-gifting (the sending of financial gifts through online channels, including via person-to-person platforms), which is expected to supply the next leg of growth for the gift card industry over the long-term grew from $5 billion to $6 billion in 2014. CEB expects e-gifting to more than double in growth to $14 billion by 2017, by then making up nearly 10% of a projected $149 billion market.

As major players expand their reach within the world of mobile payments, including non-traditional entrants such as Apple, PayPal and CurrentC, a system backed by a conglomerate of major retailers, the potential for a large e-gifting market via person-to-person (P2P) transfers will become increasingly clear.

While the mobile payments market remains fragmented and far from mainstream, increasing adoption of services like Apple Pay will lay the foundation for a robust e-gifting market. Already, major retailers such as Wal-Mart, Target and JC Penny have adopted e-gifting programs as part of their holiday sales strategies.

Benefits

The aim is to provide the leading Loyalty Program for vendors based on several compelling benefits:

a)	eCheck - individual or multiple cards are replaced with the use of the customers’ mobile devices.

b)	Gift Cards - facilitating the issue and exchange of gift cards is a central theme of the Gift coin offering. It will help vendors generate more and more customers and through the use of cards without time limit there is scope for consumers to effectively exchange gift cards.

c)	Advertising - the costs of the system to the vendor are cancelled out by substantial revenues from advertising that can be generated. Depending on the configuration, these can be internal promotions or adverts placed by third party advertisers looking to target the same demographic.

d)	Secure & Easy Payment - utilizing the gateway to provide a complete and secure payment mechanism, with payment processed at the point of sale using standard payment equipment.

Operation

Gift coins operate as follows:

●	Gift coins should integrate with the existing Membership/Loyalty Program provider and will allow all users to access their information from the Gift coin app which will be downloaded as other apps.

●	Gift coins should allow all LMOs to create special deals to distribute within the app and on all Gift coin advertisement real-estate.

●	Once a user signs up in the app he should be able to connect all of his memberships and will be exposed to all the special deals from each LMO. The system will start logging all the users’ interests. The more the app is used the ability of the system to send the user tailored promotion will be enhanced, leading to significant improvements in the conversion rate.

Unlike existing loyalty programs, the Gift coin solution is fully scalable and suited to the whole range of potential customers, from small local stores up to major international vendors. In addition it can be deployed quickly without demanding changes in the operating systems of the vendors.

Intellectual Property

The Company does not hold any intellectual property. It has an exclusive license for the technology and platform from Cashme Ltd.

Federal Income Tax Status

The Company account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Related Party Transaction

Approval of Related Party Transactions

Related party transactions are reviewed and approved or denied by the Board of Directors of the Company. If the related party to a transaction is a member of the board, the transaction must be approved by a majority of the board that does not include the related party.

Employees

We currently employ a Chief Executive Officer, Chief Technology Officer, and Chief Financial Officer.

Properties

Our executive office is located at 594 Coldstream Ave Toronto Ontario M6B 2L2 Canada.

Legal Proceedings

There are no known legal proceedings against any of our directors, officers or Company.

Corporate Information

Our investor relations department can be contacted at our principal executive office at 594 Coldstream Ave Toronto Ontario M6B 2L2 Canada. Our phone number is 732-730-4447. Our website is www.giftcoin.top.

Transfer Agent

We have yet to engage a transfer agent.

DESCRIPTION OF PROPERTY

The Company’s headquarters are located at 594 Coldstream Ave Toronto Ontario M6B 2L2 Canada. Our phone number is 732-730-4447. Management believes that our current property will be sufficient for its current and immediately foreseeable administrative needs.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Executive Officers and Directors

The names of our executive officers and directors, as of April 5, 2022, and the positions currently held by each are as follows:

Name	Position	Term of Office
Yigal Shusteri, 60	Chief Executive Officer, Chief Technical Officer, and Director	1 year
Shlomo Mezger, 58	Chief Financial Officer, Director	1 year

Director Independence

We do not have any independent directors serving on our Board of Director.

Executive Officers and Directors

Yigal Shusteri – Chief Executive Officer, Chief Technical Officer, and Director - over 25 years’ experience in the technology sector. He is experienced in online security and payment methods. He has several computer security inventions. He was the CEO of TVG Technologies (NSDAQ: TVG) and was responsible for the promotion of the SmartChip which he had invented. For 20 years he has worked as a business development consultant targeting publicly quoted technology companies and managing projects on behalf of international investors.

Shlomo Mezger – Chief Financial Officer – is a member of the Israel Bar Association. He is a Director of Australia Israel, a public company in Tel Aviv, and is an attorney. He is a mediator in the Courts of Israel accordance with Regulation 2 of the Courts Regulations, Serial No. 3700. Mr. Mezger received his Bachelor of Law, Ono Academic Campus in 2011, his Master’s degree in Business Administration, The Hebrew University of Jerusalem in 1998 and Bachelor of Business Administration and Data Systems, Touro College in 1991. He has been a consultant to hi-tech companies for over 20 years.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we have no independent directors. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Family Relationships

None. We expect, as the Company grows to bring in additional unrelated officers and or directors to the Company.

Involvement in Certain Legal Proceedings

During the past five years none of our directors, executive officers, promoters or control persons was:

1)	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered in this report, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. To address the material weaknesses, we performed additional analysis and other post-closing procedures in an effort to ensure our consolidated financial statements included in this offering circular have been prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

Management’s Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended. Internal control over financial reporting is a process designed by, or under the supervision of, the Chief Executive Officer and Principal Accounting Officer and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The framework our management uses to evaluate the effectiveness of our internal control over financial reporting is based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on our evaluation under the framework described above, our management has concluded that our internal control over financial reporting was ineffective as of December 31, 2021 due to the same material weaknesses that rendered our disclosure controls and procedures ineffective. The Company’s internal control over financial reporting is not effective due to a lack of sufficient resources to hire a support staff in order to separate duties between different individuals. The Company lacks the appropriate personnel to handle all the varying recording and reporting tasks on a timely basis. The Company plans to address these material weaknesses as resources become available by hiring additional professional staff, such as a Chief Financial Officer, as funding becomes available, outsourcing certain aspects of the recording and reporting functions, and separating responsibilities. We have identified the following material weaknesses.

1.	As of December 31, 2021, we did not maintain effective controls over the control environment. Specifically, we have not developed and effectively communicated to our employees the accounting policies and procedures. This has resulted in inconsistent practices. Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

2.	As of December 31, 2021, we did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements. Accordingly, management has determined that this control deficiency constitutes a material weakness.

Because of these material weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2021, based on the criteria established in “INTERNAL CONTROL-INTEGRATED FRAMEWORK” issued by the COSO.

Change In Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our last fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Attestation Report of the Registered Public Accounting Firm

This offering circular does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this annual report.

EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and other employees for all services rendered to us in all capacities during 2020.

Summary Compensation Table

Name and Position	Year	Salary ($)	All Other Compensation	Total ($)
Yigal Shusteri, CEO, CTO* and director	2021	$0	$0	$0

Shlomo Mezger, CFO* and director	2021	$0	$0	0

*	Appointed December 10, 2021.

Employment Agreements

Company has no employment agreements with its officers and its Board Members.

Director Compensation

The following table sets forth director compensation as of December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yigal Shusteri*	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Shlomo Mezger *	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*	Appointed December 10, 2021

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

None.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of April 5, 2022, there were 8,000,000 shares of our Common Stock issued and outstanding, and as at the date of this Offering Circular a total of 8,000,000 Common Stock will be outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.

Percentage ownership in the following table is based on 8,000,000 shares of Common Stock outstanding as of April 5, 2022. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Beneficial Owner	Number of Shares	Percentage
Yigal Shusteri (1)(2)	8,000,000	100%
Shlomo Mezger (1)	0	0%
All Directors and Executives (3 person)	8,000,000	100%

(1)	594 Coldstream Ave Toronto Ontario M6B 2L2 Canada
(2)	The shares are held through Master Capital LLC. Yigal Shusteri is the sole and managing member of Master Capital LLC.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is authorized to issue one class of stock. The total number of shares of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of capital stock, consisting of One Hundred Million (100,000,000) shares of Common Stock, $0.0001 par value.

Indebtedness.

As of the date of this Offering Circular, with the exception of approximately $9,950 in payables and debt obligations owed by the Company, we have no indebtedness or liabilities believed to be material to our business.

Common Stock

As of the date of this Offering Circular, the Company had 100,000,000 shares of Common Stock issued and outstanding.

Voting

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Penny stock regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($10.00) per share or an exercise price of less than Five Dollars ($10.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Dividend Policy

We will not distribute cash to our Common Stock shareholders until Company generates net income. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Equity Compensation Plan Information

The Company may establish a Common Stock Option Plan for the benefit of its employees in the near future. The vesting and terms of all of the options are determined by the Board of Directors and may vary by optionee; however, the term may be no longer than 10 years from the date of grant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Admission to quotation on the OTC Markets

We intend to have our common stock be quoted on the OTC Markets. If our securities are not quoted on the OTC Markets, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Markets differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Markets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If the company meets the qualifications for trading securities on the OTC Markets our securities will trade on the OTC Markets until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Markets.

Transfer agent

While the Company fully expects to retain a stock Transfer Agent, we have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Holders

As of April 5, 2022, the company had 8,000,000 shares of our common stock issued and outstanding. The Company had one shareholder.

Dividend policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities authorized under equity compensation plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

PLAN OF DISTRIBUTION

The shares in this offering circular are being offered by us on a “best-efforts” basis by our officers, directors and employees. Our officers and directors intend to solicit the sale of shares in this offering circular to their business associates, high net individuals, and venture capital groups, in addition to friends and family. The company has engaged a team to draft marketing materials. We reserve the right to temporarily suspend and/or modify this Offering and Offering Circular in the future, during the Offering Period, in order to take such actions necessary to enable the Company to accept subscriptions in this Offering from investors residing in such states identified above.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

Our Offering will expire on the first to occur of (a) the sale of all 2,000,000 shares of Common Stock offered hereby, (b) June 13, 2023 subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $2,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $2,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $2,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by McMurdo Law Group, LLC, New York, NY.

EXPERTS

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on June 13, 2022.

Invex Inc.

By:	/s/ Yigal Shusteri
	Name:	Yigal Shusteri
	Title:	Chief Executive Officer, Principal Executive Officer, and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Yigal Shusteri
Name:	Yigal Shusteri
Title:	Chief Executive Officer, Principal Executive Officer and Director

June 13, 2022

By:	/s/ Shlomo Mezger
Name:	Shlomo Mezger
Title:	Chief Financial Officer, Principal Accounting Officer and Director

June 13, 2022

Part III – EXHIBITS

Exhibit No.	Description
EX1A-2A	Certificate of Incorporation of Invex Ltd. (previously filed and incorporated herein by reference)

EX1A-2B	Bylaws of Invex Ltd. (previously filed and incorporated herein by reference)

EX1A-4A	Form of Subscription Agreement (previously filed and incorporated herein by reference)

EX1A-10A	Exclusive Technology License Agreement, dated December 10, 2021, by and between the Company and Cashme Ltd. (previously filed and incorporated herein by reference)

EX1A-12A	Opinion of McMurdo Law Group, LLC and Consent of McMurdo Law Group, LLC (previously filed and incorporated herein by reference)

INVEX LTD.

CONDENSED BALANCE SHEETS

(Unaudited)
December 31,
2021
ASSETS
Current Assets:
Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities:
Due to stockholder	$9,950
Total Current Liabilities	9,950

STOCKHOLDERS’ EQUITY (DEFICIT):
Common Stock, $0.001 par value: 100,000,000 shares authorized, 8,000,000 shares outstanding	8,000
Accumulated Deficit	(17,950)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(9,950)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-

The accompanying notes are an integral part of these financial statements.

INVEX LTD.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)
From inception December 10, 2021 through December 31, 2021
REVENUES	$-

OPERATING EXPENSES	17,950

INCOME (LOSS) FROM OPERATIONS	(17,950)

NET INCOME (LOSS)	$(17,950)

NET INCOME (LOSS) PER COMMON SHARE (BASIC AND DILUTED):	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC	8,000,000
DILUTED	8,000,000

The accompanying notes are an integral part of these financial statements.

INVEX LTD.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD ENDED DECEMBER 31, 2021

(Unaudited)

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Inception, December 10, 2021	-	$-	$-	$-

Issuance of common stock	8,000,000	8,000	-	8,000
Net loss			(17,950)	(17,950)

Balance, December 31, 2020	8,000,000	$8,000	$(17,950)	$(9,950)

The accompanying notes are an integral part of these financial statements.

INVEX LTD.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)
From inception December 10, 2021 through December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(17,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Net cash used in Operating Activities	(17,950)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	8,000
Proceeds from stockholder advance	9,950
Net cash provided by Financing Activities	17,950

NET INCREASE (DECREASE) IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW:
Cash paid during the year for interest	$-
Cash paid during the year for income taxes	$-

The accompanying notes are an integral part of these financial statements.

INVEX LTD.

Notes to Financial Statements December 31, 2021

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Background

Invex Ltd. (the Company) is a Nevada Corporation that was incorporated on December 10, 2021.

The Company sells gift coins (each, a “Gift coin”), which are used to purchase certain products at a discount, much in the way a gift card currently acts. The founders of Gift coin have designed and built an integrated marketing/payment platform focused on monetizing the client base of both in-store and online gift cards as a “Gift coin”. The Company has an exclusive license from Cashme Ltd. to use a technology platform that allows the Company to create, use and track the Gift coins. The Company’s Gift coins platform App is stored and transacted on Amazon’s secure servers, utilizing a database housed therein in order to track activity. The Company does not rely on or use blockchain and the Gift coins are not crypto assets.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity and Going Concern

The financial statements have been prepared on agoing concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

Management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued.

The ability to continue as a going concern is dependent upon profitable future operations, positive cash flows, and additional financing.

Management intends to raise money through Regulation A.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash.

The Company places its cash with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans use other investment vehicles to reduce any such credit risk exposure and to carefully assess the financial strength and credit worthiness of any parties to which it is a credit counterparty, and as such, it believes that any associated credit risk exposures are limited.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment.

It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash Equivalents

Cash equivalents consist of investments with original maturities to the Company of three months or less. The Company had no cash equivalents at December 31, 2021.

Risks and Uncertainties

The Company is undertaking a new business venture that is inherently subject to significant risks and uncertainties, including financial, operational, technological, and other risks that could potentially have a risk of business failure.